Lattice Business Update

September 9, 2004

BUSINESS UPDATE STATEMENT Q3 2004

•	Revenue is expected to be down 4% to 5% on a sequential basis;

•	Gross margin percentage is expected to be flat to slightly down on a sequential basis;

•	Total operating expenses are expected to be flat on a sequential basis;

•	Intangible asset amortization is expected to be approximately $6 million; and

•	Other income is expected to be approximately $3.6 million

The foregoing statements are forward-looking statements within the meaning of the Federal Securities laws. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for our new products, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. For further description of these risks please refer to our current documents on file with the SEC.